Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(404,290)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(790,651)
Dividend Income	44,190
Interest Income	5,578
Total Income (Loss)	$(1,145,173)

Expenses
General Partner Management Fees	$8,440
Professional Fees	20,270
Brokerage Commissions	299
Directors' Fees and Insurance	1,010
License Fees	211
Total Expenses	$30,230
Net Income (Loss)	$(1,175,403)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$17,335,926
Net Income (Loss)	(1,175,403)

Net Asset Value End of Month	$16,160,523
Net Asset Value Per Share (2,700,000 Shares)	$5.99

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596